Exhibit 10.19

ITRON, INC.

2010 STOCK INCENTIVE PLAN

LONG TERM PERFORMANCE

RESTRICTED STOCK UNIT AWARD NOTICE

FOR INTERNATIONAL PARTICIPANTS (EXCLUDING FRANCE)

Itron, Inc. (the “Company”) hereby grants to Participant a performance restricted stock unit award (the “Award”). The Award is subject to all the terms and conditions set forth in this Performance Restricted Stock Unit Award Notice (the “Award Notice”), the Performance Restricted Stock Unit Award Agreement, including Appendices A and B (the “Agreement”) and the Itron, Inc. 2010 Stock Incentive Plan (the “Plan”), all of which are incorporated into the Award Notice in their entirety.

Participant:	«First_Name» «Last_Name»

Grant Date:	«RSUs»

Performance Period:	January 1, 2011 to December 31, 2011

Number of Performance Restricted Stock Units (“PSUs”):

The actual number of PSUs that become eligible for vesting according to the Vesting Schedule below shall be determined based on the attainment of the 2011 Performance Goals specified in Appendix A, as assessed by the Plan Administrator as soon as reasonably practicable after the end of the Performance Period.

The minimum number of PSUs is zero (0).

The target number of PSUs is: «RSUs»

The maximum number of PSUs is: «RSUs»

Vesting Schedule:

The actual number of PSUs that become eligible for vesting based on the attainment of the 2011 Performance Goals shall vest in three equal installments on January 1, 2013, January 1, 2014 and January 1, 2015 (each, a “Vest Date”).

Additional Terms/Acknowledgement: This Award is subject to all the terms and conditions set forth in this Award Notice, the Agreement and the Plan which are attached to and incorporated into this Award Notice in their entirety.

«First_Name» «Last_Name»

I accept this award subject to the terms and conditions stated herein.

«First_Name»

Attachments:

1. Performance Restricted Stock Unit Award Agreement, including Appendices A and B

2. 2010 Stock Incentive Plan

3. Plan Prospectus

ITRON, INC.

2010 STOCK INCENTIVE PLAN

LONG TERM PERFORMANCE

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR INTERNATIONAL PARTICIPANTS (EXCLUDING FRANCE)

Pursuant to your Performance Restricted Stock Unit Award Notice (the “Award Notice”), this Performance Restricted Stock Unit Award Agreement, including Appendices A and B (this “Agreement”) and Itron, Inc. (the “Company”) has granted you a performance restricted stock unit award (the “Award”) under its 2010 Stock Incentive Plan (the “Plan”). Capitalized terms not expressly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan, as applicable.

The details of the Award are as follows:

1.	Number of Units Subject to Award

This Award is a performance based award which is based on targets set by the Plan Administrator at the beginning of the performance year (calendar year 2011 in this case) (the “Performance Period”). Performance goals are set forth in Appendix A along with your target number of Units for the Performance Period. At the end of the Performance Period, the Plan Administrator shall determine the number of Units that are eligible for vesting under the Award. The Plan Administrator will communicate this number to you as soon as practicable after the end of the Performance Period. The Units will vest in accordance with Section 2 below.

2.	Vesting

The Award will vest to the extent the performance goals set forth in Appendix A are attained as determined by the Plan Administrator and according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of Common Stock will be issuable for each performance restricted stock unit that vests. Performance restricted stock units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Performance Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested and Vested Units are collectively referred to herein as the “Units”. The Award will terminate and the Unvested Units will be subject to forfeiture upon termination of your employment as set forth in Section 3.1.

3.	Termination of Employment; Change in Control Transaction

3.1 Termination of Employment

Except as provided in Section 3.2 below, if your employment terminates during the Performance Period by reason of (a) death or (b) Disability, the number of Units that become eligible for vesting according to the Vesting Schedule (based on the attainment of the performance goals as assessed after the end of the Performance Period) shall be pro-rated based on the number of calendar days of employment with the Company or a Related Corporation during the Performance Period (rounded down to the nearest whole number) and such Units shall vest as of the date of termination but shall be settled in accordance with Section 4 below.

Except as provided in Section 3.2 below, if your employment terminates during the three-year vesting period following the Performance Period by reason of (a) death or (b) Disability, the Unvested Units shall vest as of the date of termination but shall be settled in accordance with Section 4 below.

If your employment terminates for any other reason, any Unvested Units will be forfeited upon termination of your employment.

Subject to Section 9.1 below, the Company may cause the Unvested Units to vest with respect to such number of Units as may be necessary to satisfy any Tax-Related Items (as defined in Section 9.1 below) that may arise prior to the date the Units are settled in accordance with Section 4 below.

3.2 Change in Control Transaction

In the event of a Change in Control Transaction during the Performance Period, the number of PSUs subject to the Award shall be the greater of (a) the target number of PSUs subject to the Award or (b) the actual number of PSUs subject to the Award as determined based on the attainment of the performance goals if the Plan Administrator determines that the attainment of the performance goals may be determined as of the date of the Change in Control Transaction, pro-rated based on the portion of the Performance Period that has elapsed between the Award Date and the date of the Change in Control Transaction.

In the event of a Change in Control Transaction during the three-year vesting period following the Performance Period, any Unvested Units will accelerate in vesting and become Vested Units immediately prior to such transaction.

4.	Settlement of Vested Units.

Vested Units shall be settled within thirty (30) days following the applicable Vest Date(s) set forth in the Award Notice, or, if earlier, upon the earlier of (a) a date within thirty (30) days following your death or (b) a date within five (5) days of a Change in Control, provided that, in the case of U.S. taxpayers, if the Units or settlement of the Units constitute an item of deferred compensation under Section 409A of the Code and the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Vested Units shall be settled on the earlier of the applicable Vest Date(s) set forth in the Award Notice or a date within thirty (30) days following your death.

5.	Securities Law Compliance

5.1 You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

5.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any applicable state and foreign securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to register the Shares with the U.S. Securities and Exchange Commission or any foreign securities regulator and has not represented to you that it will so register the Shares.

5.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any regulator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

5.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

6.	Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

7.	No Rights as Shareholder

You shall not have voting or other rights as a shareholder of the Company with respect to the Units.

8.	Book Entry Registration of Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

9.	Responsibility for Taxes

9.1 Regardless of any action the Company or your employer (the “Employer”) take with respect to any and all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-

Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the granting or vesting of the Award, the settlement of Vested Units, the issuance of Shares upon settlement of the Vested Units, the subsequent sale of Shares acquired upon settlement of the Vested Units and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding anything to the contrary in this Section 9.1, the right of the Company or the Employer to withhold any Tax-Related Items for any portion of the Award that is considered deferred compensation subject to Code Section 409A shall be limited to the minimum amount permitted to avoid a prohibited acceleration under Section 409A of the Code.

9.2 Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and or the Employer to satisfy all Tax-Related Items.

(a) In this regard, you hereby irrevocably appoint Fidelity or any stock plan service provider or brokerage firm designated by the Company for such purpose (the "Agent") as your Agent, and authorize the Agent, to:

(i)	Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items and all applicable fees and commissions due to, or required to be collected by, the Agent;

(ii)	Remit directly to the Company the cash amount necessary to cover the Tax-Related Items;

(iii)	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and

(iv)	Remit any remaining funds to you.

(b) Alternatively, or in addition to or in combination with the withholding mechanism described in Section 9.2(a), you authorize the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:

(i)	requiring you to pay to the Company or the Employer any amount of the Tax-Related Items; and/or

(ii)	withholding any amount of the Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer; and/or

(iii)	withholding in Shares to be issued upon settlement of the Vested Units.

(c) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Vested Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. The Company may refuse to issue or deliver Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items.

9.3 You acknowledge that the authorization and instruction to the Agent set forth in Section 9.2(a)(i) above to sell Shares to cover the Tax-Related Items is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (regarding trading of the Company’s securities on the basis of material nonpublic information) (a “10b5-1 Plan”). This 10b5-1 Plan is being adopted to permit you to sell a number of Shares issued upon settlement of Vested Units sufficient to pay the Tax-Related Items.

You acknowledge that the broker is under no obligation to arrange for the sale of Shares at any particular price. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Shares during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the NASDAQ or other exchange where the Shares may be traded, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the Tax-Related Items.

You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the 10b5-1 Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans. The Agent is a third party beneficiary of Section 9.2(a)(i) and this 10b5-1 Plan.

10.	Nature of Grant

In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of performance restricted stock units, or benefits in lieu of performance restricted stock units, even if performance restricted stock units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of performance restricted stock units, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time;

(e) you are voluntarily participating in the Plan;

(f) the Award and the Shares subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(g) the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(h) the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Corporation;

(i) the grant of the Award and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Corporation;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive the ability, if any, to bring any such claim and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(l) in the event of termination of your employment (whether or not in breach of local labor laws), your right to vest in the Award, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Company’s Chief Executive Officer shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Award; and

(m) the Award and the benefits under the Plan, if any, will not necessarily transfer to another company in the case of a merger, take over or transfer of liability.

11.	No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan. You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Award and the acquisition or disposition of any Shares to be issued pursuant to the Award in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.

12.	Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

13.	Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.	Language

If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

15.	General Provisions

15.1 Successors and Assigns. The provisions of this Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

15.2 Section 409A. For purposes of U.S. taxpayers, the Units and the settlement of the Units are intended to either be exempt from Section 409A of the Code under the “short-term deferral” exception or comply with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance. The Company makes no representation or covenant to ensure that the Units, settlement of the Units or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to you or any other party if the settlement of the Units or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

15.3 Governing Law and Choice of Venue. The Award and the provisions of this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws. For the purposes of litigating any dispute that arises under this grant of this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.

15.4 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.5 Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:

Itron, Inc.

Attn. General Counsel

2111 N. Molter Road

Liberty Lake, WA USA 99019

16.	Appendix B

Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in Appendix B to this Agreement for your country (“Appendix B”). Moreover, if you relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix B constitutes part of this Agreement.

17.	Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX A

[INSERT 2011 PERFORMANCE GOALS]

APPENDIX B

ITRON, INC.

2010 STOCK INCENTIVE PLAN

LONG TERM PERFORMANCE

RESTRICTED STOCK UNIT AWARD NOTICE

FOR INTERNATIONAL PARTICIPANTS (EXCLUDING FRANCE)

Terms and Conditions

Appendix B includes additional terms and conditions that govern the restricted stock unit award (the “Award”) granted to you under the Itron, Inc. 2010 Stock Incentive Plan (the “Plan”) if you reside in one of the countries listed below. Capitalized terms not expressly defined in this Appendix B but defined in the Plan or the Restricted Stock Unit Award Agreement (the “Agreement”) shall have the same definitions as in the Plan and/or the Agreement, as applicable.

Notifications

This Appendix B also includes information regarding exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Award vests or the Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, or if you transfer employment to another country after the Award is granted, the information contained herein may not be applicable to you.

BELGIUM

Notifications

Tax Reporting Notification. If you are a Belgian resident, you are required to report any bank or brokerage accounts held outside of Belgium on your annual tax return.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 in any month.

UNITED KINGDOM

Terms and Conditions

Vesting. This provision supplements Section 2 of the Agreement:

The grant of the Award does not provide any right for you to receive a cash payment and the Vested Units will be settled in Shares only.

Responsibility for Taxes. The following provision supplements Section 9 of the Agreement:

If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 9.2 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the income tax due. In the event that you are a director or executive officer and the income tax due is not collected from or paid by you by the Due Date, the amount of any uncollected income tax will constitute a benefit to you on which additional income tax and national insurance contributions will be payable. You acknowledge that the Company or the Employer may recover such amounts from you by any of the means referred to in Section 9.2 of the Agreement. However, you are also responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election. As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Award and any event giving rise to Tax-Related Items. To accomplish the foregoing, you agree to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to you. You further agree to execute such other joint elections as may be required between yourself and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 9.2 of the Agreement.

If you do not enter into a Joint Election prior to vesting of the Award or any other event giving rise to Tax-Related Items, you will forfeit the Units and any benefits in connection with the Award, and any Shares that have been issued will be returned to the Company at no cost to the Company, without any liability to the Company and/or the Employer.

ITRON, INC.

2010 STOCK INCENTIVE PLAN

Important Note on the Joint Election to Transfer

Employer National Insurance Contributions

As a condition of participation in the Itron, Inc. 2010 Stock Incentive Plan (the “Plan”) and the vesting of the restricted stock unit award (the “Award”) that has been granted to you by Itron, Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Award, or in connection with future restricted stock unit awards, granted to you by the Company under the Plan (the “Joint Election”).

If you do not agree to enter into the Joint Election, the Award will be worthless, as (under the terms of the Restricted Stock Unit Award Agreement), you will not be able to vest in the Award or receive any benefit in connection with the Award.

By entering into the Joint Election:

•

you agree that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Award (and the acquisition of shares of the Company’s common stock) or other taxable events in connection with the Award will be transferred to you; and

•	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Restricted Stock Unit Award Agreement and/or the Joint Election.

Indicating your acceptance of the Restricted Stock Unit Award Agreement indicates your agreement to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Award Agreement

and the Joint Election.

Please print and keep a copy of the Joint Election

for your records.

ITRON, INC.

2010 STOCK INCENTIVE PLAN

Restricted Stock Units

for Employees in the United Kingdom

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY

CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.	Parties

This Election is between:

(A)	You, the individual who has obtained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive a restricted stock unit award pursuant to the terms and conditions of the Itron, Inc. 2010 Stock Incentive Plan (the “Plan”), and

(B)	Itron, Inc. of 2111 N. Molter Road, Lake Liberty, Washington 99019, U.S.A. (the “Company”) which may grant restricted stock unit awards under the Plan and is entering this Election on behalf of the Employer.

2.	Purpose of Election

2.1

This Election relates to the Employer’s secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a "Taxable Event" pursuant to section 4(4)(a) or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992, including but not limited to:

(i)	the acquisition of securities pursuant to the restricted stock unit award (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the restricted stock unit award in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of a benefit in connection with the restricted stock unit award other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

2.3	This Election applies to all restricted stock unit awards granted to the Employee under the Plan, on or after 6 May 2010 up to the termination date of the Plan.

2.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5

This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

3.	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1

Notwithstanding that pursuant to this Election, the Employer’s Liability is transferred to the Employee, the Employee authorises the Employer and the Employer agrees, to remit the Employer’s Liability to Her Majesty’s Revenue and Customs (“HMRC”) on behalf of the Employee within 14 days following the end of the UK Income Tax month during which the Taxable Event occurs, or within 17 days following the end of the UK Income Tax month during which the Taxable Event occurs, if submitted electronically. The Employee agrees to pay to the Employer the Employer’s Liability on demand at any time on or after the Taxable Event.

4.2	Without limitation to Clause 4.1 above, the Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time on or after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the restricted stock unit award; and/or

(iv)	through any other method set forth in the Restricted Stock Unit Award Agreement entered into between the Employee and the Company.

4.3	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

5.	Duration of Election

5.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the UK Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date the Company serves written notice on the Employee terminating its effect;

(iii)	the date HMRC withdraws approval of this Form of Election; or

(iv)	the date the Election ceases to have effect in accordance with its terms in respect of any outstanding restricted stock unit awards granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by clicking on the acceptance of the Restricted Stock Unit Award button where indicated, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company acknowledges that by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election as stated above.

[INSERT SCANNED SIGNATURE]

[Name]

[Title]

Itron, Inc.

[Date]

Schedule to Form of Election – Employing Companies

The Employing Companies to which this Form of Election relates are:

(1)	Itron Metering Solutions UK Limited

Registered Office:	Langer Road, Felixstowe, Suffolk, IP11 2ER United Kingdom
Company Number:	04274515
Corporation Tax District:
Corporation Tax Reference:
PAYE District:
PAYE Reference: